                                                                     EXHIBIT 4.1


                                                                     ANNEX III
                                                                         TO
                                                                    SUBSCRIPTION
                                                                      AGREEMENT

NEITHER THIS WARRANT NOR ISSUANCE OF THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF TO THE HOLDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR SUCH SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 24.


No. W-                                            Right to Purchase
                                                  __________ Shares
                                                  of Common Stock of
                                                  Questcor Pharmaceuticals, Inc.


                         QUESTCOR PHARMACEUTICALS, INC.

                          COMMON STOCK PURCHASE WARRANT

      QUESTCOR PHARMACEUTICALS, INC., a California corporation, hereby certifies that, for value received, [INSERT NAME OF HOLDER] or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York City time, on the Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), ____________ fully paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

            1. DEFINITIONS.

            (a) As used in this Warrant, the term "Holder" shall have the meaning assigned to such term in the first paragraph of this Warrant.

            (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Warrant.

            (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Aggregate Diluted Price Percentage" means, at any time of determination, the aggregate Diluted Price Percentages for all issuances of Newly Issued Shares issued in reliance on Section (8)(i) at or prior to such time of determination.

            "Aggregate Purchase Price" means at any time an amount equal to the product obtained by multiplying (x) the Purchase Price times (y) the number of shares of Common Stock for which this Warrant may be exercised at such time.

            "Aggregation Parties" shall have the meaning provided in Section
      2(c).

            "AMEX" means the American Stock Exchange, Inc.

            "Board of Directors" means the Board of Directors of the Company.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

            "Certificate of Determination" shall have the meaning provided in the Subscription Agreement.

            "Common Stock" includes the Company's Common Stock, no par value per share, (and any purchase rights issued with respect to the Common Stock in the future) as authorized on the date hereof, and any other securities into which or for which the Common Stock (and any such rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.

            "Common Stock Equivalents" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

            "Company" shall include Questcor Pharmaceuticals, Inc., a California corporation, and any corporation that shall succeed to or assume the obligations of Questcor Pharmaceuticals, Inc. hereunder in accordance with the terms hereof.

            "Current Fair Market Value" means, when used with respect to the Common Stock as of a specified date:

            (i) if the Common Stock is then listed for trading on a national securities exchange or through the Nasdaq or the Nasdaq SmallCap, (A) the average of the daily volume-weighted average prices of the Common Stock on the principal national securities exchange or the Nasdaq or the Nasdaq SmallCap, as the case may be, on which the Common Stock is so listed for each Trading Day in the period of five consecutive Trading Days ending on and including such date, as reported by Bloomberg Financial, L.P.;

            (ii) if on the date as of which Current Fair Market Value is to be determined the Common Stock is not so listed, the average of the highest bid and lowest asked prices of the Common Stock quoted in the Nasdaq OTC Bulletin Board or the over-the-counter-market, for each Trading Day in the period of five consecutive Trading Days ending on and including such date; or

            (iii) if on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any national securities exchange, the Nasdaq or the Nasdaq SmallCap or quoted in the Nasdaq System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination), under no compulsion to buy, in an arms'-length transaction for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

            "Diluted Price Percentage" means, with respect to any issuance of Newly Issued Shares issued in reliance on Section 8(i), the Diluted Price Percentage computed in accordance with the following formula:

                                         (( O + (C / FMV)) x PP )
                                         ----------------
                              DPP = PP - (( O + N ))
                                    ---------------------
                                             PP

      where,

         C      =  aggregate consideration received by the Company for the
                   Newly Issued Shares

         N      =  number of Newly Issued Shares

         O      =  number of shares of Common Stock outstanding (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued
                   Shares) immediately prior to the issuance of the Newly Issued
                   Shares

         FMV    =  Current Fair Market Value of the Common

                   Stock at the time of issuance of the Newly Issued Shares

         PP     =  Purchase Price immediately prior to the issuance of the
                   Newly Issued Shares

         DPP    =  Diluted Price Percentage for such issuance of Newly Issued
                   Shares

            "DTC" means The Depository Trust Company.

            "ESPP" means the Company's 2000 Employee Stock Purchase Plan.

            "Excluded Shares" shall have the meaning provided in the Certificate of Determination.

            "Expiration Date" means January 15, 2007.

            "FAST" means the First Automated Securities Transfer program of DTC.

            "Issuance Date" means the date of original issuance of this Warrant or its predecessor instrument.

            "Majority Holders" shall have the meaning provided in the Certificate of Determination; provided, however, that if at the time the Majority Holders is being determined no Series B Shares are outstanding then "Majority Holders" shall mean registered holders of this Warrant and the Other Warrants who hold in the aggregate this Warrant and Other Warrants which entitle the holders to purchase a majority of the shares of Common Stock (or Other Securities) issuable at the time of determination upon exercise of the unexercised portions of this Warrant and all the Other Warrants (in each case determined without regard to the limitations on exercise contained in Section 2(c) of this Warrant and the Other Warrants).

            "Nasdaq" means the Nasdaq National Market.

            "Nasdaq SmallCap" means the Nasdaq SmallCap Market.

            "Newly Issued Shares" shall have the meaning provided in Section 8.

            "1934 Act" means the Securities Exchange Act of 1934, as amended.

            "1933 Act" means the Securities Act of 1933, as amended.

            "NYSE" means the New York Stock Exchange, Inc.

            "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
      Section 4.

            "Other Subscription Agreements" means the several Subscription Agreements, dated as of the date of the Subscription Agreement, by and between the Company and the several buyers named therein.

            "Other Warrants" means the Common Stock Purchase Warrants (other than this Warrant) issued or issuable by the Company pursuant to the Subscription Agreement and the Other Subscription Agreements.

            "Permitted Indebtedness" shall have the meaning provided in the Certificate of Determination.

            "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or a governmental agency or political subdivision.

            "Purchase Price" means $1.0824, subject to adjustment as provided in this Warrant.

            "QIB" means a "qualified institutional buyer" as defined in Rule
      144A.

            "Registration Statement" shall have the meaning provided in the Subscription Agreement.

            "Restricted Ownership Percentage" shall have the meaning provided in
      Section 2(c).

            "Restricted Securities" means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

            "Reorganization Event" means the occurrence of any one or more of the following events:

            (i) any consolidation, merger or similar transaction of the Company or any Subsidiary with or into another entity (other than a merger or consolidation or similar transaction of a Subsidiary into the Company or a wholly-owned Subsidiary); or the sale or transfer of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

            (ii) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive securities of any other Person (whether by means of a Tender Offer, liquidation, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise); or

            (iii) the acquisition by a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

            "Rule 144A" means Rule 144A as promulgated under the 1933 Act.

            "SEC" means the Securities and Exchange Commission.

            "Series B Shares" means the shares of Series B Preferred Stock, no par value per share, of the Company issued pursuant to the Subscription Agreement and the Other Subscription Agreements.

            "Subscription Agreement" means the Subscription Agreement, dated as of December 29, 2002, by and between the Company and the original Holder of this Warrant.

            "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

            "Tender Offer" means a tender offer, exchange offer or other offer by the Company to repurchase outstanding shares of its capital stock.

            "Trading Day" means a day on which AMEX, or if the Company's Common Stock ceases to be traded on AMEX, whichever of the national securities exchange, the Nasdaq or the Nasdaq SmallCap which then constitutes the principal securities market for the Common Stock, is open for general trading.

            "Warrant Shares" means the shares of Common Stock issuable upon exercise of this Warrant.

            2. EXERCISE OF WARRANT.

            (A) EXERCISE. This Warrant may be exercised by the Holder in whole at any time or in part from time to time on or before the Expiration Date by (x) surrendering this Warrant to the Company, (y) giving a subscription form in the form of EXHIBIT 1 to this Warrant (duly executed by the Holder) to the Company, and (z) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in any such case, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by
(b) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised. The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within ten Business Days after such subscription form is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission.

            (B) NET EXERCISE. Notwithstanding anything to the contrary contained in Section 2(a), the Holder may elect to exercise this Warrant, in whole at any time or in part from time to time, by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of the subscription form annexed hereto (duly executed by the Holder) to the Company (followed by surrender of this Warrant to the Company within three Trading Days after surrender of such subscription form), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                 X = Y x (A - B)
                                     -----------
                                          A

where,

            X  =  the number of shares of Common Stock to be issued to the
                  Holder

            Y  =  the number of shares of Common Stock as to which this
                  Warrant is to be exercised

            A  =  the Current Fair Market Value of one share of Common Stock calculated as of the last Trading Day immediately preceding the exercise of this Warrant

            B  =  the Purchase Price

            (C)   9.9% LIMITATION.

            (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities (including Series B Shares) that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein (the "Excluded Shares"), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of the Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder's beneficial ownership (the "Aggregation Parties"), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by the Holder as provided herein, the "Restricted Ownership Percentage"). The Holder shall have the right
(x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9% and (y) at any time and from time to time, to increase its Restricted Ownership Percentage unless the Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Restricted Ownership Percentage. If at any time the limits in this Section 2(c) make this Warrant unexercisable in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon exercise of this Warrant as and when shares of Common Stock may be issued in compliance with such restrictions.

            (2) For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversion or exercise of Series B Shares or other Common Stock Equivalents by any Person, including the Holder, which are not reflected in the preceding clauses (1) through (3). Upon the written request of the Holder, the Company shall within three Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Series B Shares and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

            3. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. (a) As soon as practicable after the exercise of this Warrant and in any event within three Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Current Fair Market Value of one full share of Common Stock, together with any other stock or Other Securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 2 or otherwise. In lieu of delivering physical certificates for the shares of Common Stock or (Other Securities) issuable upon any exercise of this Warrant, provided the Company's transfer agent is participating in the DTC's FAST program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock (or Other Securities) issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder's (or such designee's) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock (or Other Securities) or payment of cash upon exercise of this Warrant (other than income taxes imposed on the Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or payment of cash to any Person other than the Holder, and in case of such transfer or payment the Company shall not be required to deliver any certificate for shares of Common Stock (or Other Securities) upon such exercise or pay any cash until such tax or charge has been paid or it has been established to the Company's reasonable satisfaction that no such tax or charge is due. Upon exercise of this Warrant as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such exercise.

            (b) If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder in connection with a particular exercise of this Warrant within five Trading Days after the Holder gives the subscription form and pays the Purchase Price, if any, for such exercise, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's right, rescind such exercise and the subscription form relating thereto, in which case the Holder shall thereafter be entitled to exercise that portion of this Warrant as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clauses (A) or (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Company's transfer agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of such transfer agent or the bankruptcy, liquidation, or reorganization of such transfer agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder exercises this Warrant if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Warrant or otherwise.

            4. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC.; RECLASSIFICATION, ETC. In case at any time or from time to time on or after the Issuance Date, all the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

            (a) other or additional stock, rights, warrants or other securities or property (other than cash) by way of dividend, or

            (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

            (c) other or additional stock, rights, warrants or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than (i) additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 6) and (ii) rights or warrants to subscribe for Common Stock at less than the Current Fair Market Value (adjustments in respect of which are provided in Section 7), then and in each such case the Holder, on the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock, rights, warrants and Other Securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 4) which the Holder would hold on the date of such exercise if on the date of such action specified in the preceding clauses (a) through (c) (or the record date therefor) the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock, rights, warrants and Other Securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 4) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 5.

            5. EXERCISE UPON A REORGANIZATION EVENT. In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transactions constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant (in lieu of the shares of Common Stock of the Company and Other Securities or property purchasable and receivable upon exercise of the rights represented hereby immediately prior to such Reorganization Event) to purchase the kind and amount of shares of stock and Other Securities and property (including cash) receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Event. Any such provision shall include provisions for adjustments in respect of such shares of stock and Other Securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 5 shall apply to successive Reorganization Events.

            6. ADJUSTMENT FOR CERTAIN EXTRAORDINARY EVENTS. If on or after the Issuance Date the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The Holder shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance, subdivision or combination, as the case may be, by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

            7. ISSUANCE OF RIGHTS OR WARRANTS TO COMMON STOCKHOLDERS AT LESS THAN CURRENT FAIR MARKET VALUE. If the Company shall on or after the Issuance Date issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Fair Market Value on the record date fixed for the determination of stockholders entitled to receive such rights or warrants, then

            (a) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect at the opening of business on the day after such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Fair Market Value, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

            (b) the number of shares of Common Stock which the Holder may thereafter purchase upon exercise of this Warrant at the opening of business on the day after such record date shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (a) of this Section 7 by (y) the Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to clause (a) of this Section 7.

Such adjustment shall become effective immediately after the opening of business on the day following the record date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted

(subject to proportionate adjustment for any intervening exercises of this Warrant) to be the number which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Fair Market Value, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            8. LIMITATION ON ISSUANCE AT LESS THAN CURRENT FAIR MARKET VALUE. The Company shall not, at any time on or after the Issuance Date, issue shares of Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), at a price below the Current Fair Market Value of the Common Stock at the time of such issuance, unless otherwise agreed in writing by the Majority Holders. Nothing in this Section 8 shall prohibit the following:

            (a) the issuance by the Company of shares of Common Stock or Common Stock Equivalents pro rata to all holders of the outstanding Common Stock of the kind and in the circumstances for which adjustments are provided in Section 6 or 7, so long as (i) any adjustment required by Section 6 or 7, as the case may be, is made and (ii) the Company shall have given notice thereof to the Holder pursuant to Section 14;

            (b) the issuance by the Company of Newly Issued Shares in an offering for cash for the account of the Company that is underwritten on a firm commitment basis and is registered under the 1933 Act;

            (c) the issuance by the Company of the Series B Shares or the Other Warrants or shares of Common Stock upon conversion of the Series B Shares in accordance with the terms thereof or upon exercise of this Warrant or the Other Warrants in accordance with the terms hereof and thereof;

            (d) the issuance by the Company of shares of Common Stock upon conversion, exercise or exchange of Common Stock Equivalents outstanding as of the Issuance Date in accordance with their terms in effect on the Issuance Date;

            (e) the issuance by the Company of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under the ESPP, the Company's Amended

1992 Stock Option Plan, the Company's Non-Employee Directors Equity Incentive Plan or any other stock compensation plan that has been duly adopted by the Board of Directors and duly approved by the Company's stockholders;

            (f) the issuance by the Company for cash of Newly Issued Shares in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership or similar arrangement relates to the Company's business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company so long as (x) the price per Newly Issued Share is not less than 85 percent of the Current Fair Market Value of the common stock on the date of issuance of such Newly Issued Shares and (y) the consideration other than cash which the Company receives in connection with such strategic alliance, collaboration, joint venture, partnership or similar arrangement has a value, as determined by the Board of directors in its reasonable judgment and set forth in a Board Resolution, at least equal to the amount by which (i) the product of the Newly Issued Shares so issued times the Current Fair Market Value of the Common Stock on the date such Newly issued Shares are issued exceeds (ii) the aggregate cash consideration received by the Company for such Newly Issued Shares at the time of issuance thereof;

            (g) the issuance by the Company of Common Stock Purchase Warrants
(A) to commercials banks or other institutional lenders incidental to the incurrence of indebtedness to such banks or institutional lenders by the Company or any Subsidiary which indebtedness constitutes Permitted Indebtedness and (B) to equipment vendors or commercial leasing companies incidental to the leasing of equipment by the Company or any Subsidiary from such vendors or commercial leasing companies for use in the Company's or such Subsidiary's business;

            (h) the issuance by the Company of Newly Issued Shares as all or part of the consideration payable by the Company in any acquisition of (x) the business of another Person who, immediately prior to such acquisition, is principally engaged in a business similar to or related to the business of the Company and the Subsidiaries or (y) of any pharmaceutical product or the rights to manufacture, market, and sell any pharmaceutical product and related assets, in each such case in the preceding clauses (x) and (y) so long as such issuance and acquisition have been duly approved by the Board of Directors as set forth in a Board Resolution; and

            (i) the issuance by the Company of Newly Issued Shares in an amount and at a price which would not, when taken together with all prior issuances of Newly Issued Shares issued by the Company in reliance on this clause (i), result in an Aggregate Diluted Price Percentage that is greater than four percent.

            In case at any time on or after the Issuance Date the Company shall issue shares of Common Stock or Common Stock Equivalents to any Subsidiary, this
Section 8 shall apply to such issuance. In case at any time on or after the Issuance Date any Subsidiary shall sell any shares of Common Stock or Common Stock Equivalents owned by such Subsidiary to any Person other than the Company, such sale shall be deemed for purposes of this Section 8 to be the issuance of such shares of Common Stock or Common Stock Equivalents by the Company and shall be subject to the limitations provided herein.

            9. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger statutory exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that (x) this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and Other Securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise this

Warrant) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 9 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), (y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant and the Subscription Agreement and (z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and Other Securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale. Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities or other property or assets receivable thereupon by a holder of shares of Common Stock includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

            (b) The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

            (c) If this Section 9 applies to any event or occurrence, Section 5 shall not apply to such event or occurrence.

            10. TAX ADJUSTMENTS. The Company may make such reductions in the Purchase Price, in addition to those required by Sections 4, 5, 6 and 7, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            11. MINIMUM ADJUSTMENT. (a) No adjustment in the Purchase Price (and no related adjustment in the number of shares of Common Stock which may thereafter be purchased upon exercise of this Warrant) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this
Section 11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All such calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

            (b) No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

            12. NOTICE OF ADJUSTMENTS. Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than ten Trading Days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment but which such statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            13. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

            14. NOTICE TO HOLDER PRIOR TO CERTAIN ACTIONS. In case on or after the Issuance Date:

            (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

            (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

            (c) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

            (d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a subscription form to exercise this Warrant in whole or in part that is contingent on the completion of such action.

            15. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

            16. TRANSFER OF WARRANT. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in the form attached to this Warrant, or other customary form, duly executed by the transferring Holder.

            17. REGISTER OF WARRANTS. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

            18. EXCHANGE OF WARRANT. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 16, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

            19. REPLACEMENT OF WARRANT. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor without charge to the Holder.

            20. WARRANT AGENT. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 18, and replacing this Warrant pursuant to Section 19, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

            21. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            22. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock (or Other Securities) purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

            23. NOTICES, ETC. All notices and other communications from the Company to the Holder shall be in writing and delivered personally, by confirmed facsimile, by a nationally recognized overnight courier service or mailed by first class certified mail, postage prepaid, at such facsimile telephone number or address as may have been furnished to the Company in writing by the Holder or at the address shown for the Holder on the register of Warrants referred to in
Section 17.

            24. TRANSFER RESTRICTIONS. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred prior to the end of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act unless
(1) the transferee is an "accredited investor" (as defined in Regulation D under the 1933 Act) or a QIB in a transfer that meets the requirements of Rule 144A and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus related thereto, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations of the Holder under the Subscription

Agreement, such transfer shall otherwise be made in compliance with Section 10(j) of the Subscription Agreement.

            25. RULE 144A INFORMATION REQUIREMENT. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to
Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any shares of Common Stock issued upon exercise of this Warrant which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant and the shares of Common Stock issued upon exercise of this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

            26. LEGEND. Unless theretofore registered for resale under the 1933 Act, each certificate for shares issued upon exercise of this Warrant shall bear the following legend:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the 1933 Act, or an opinion of counsel that registration is not required under the 1933 Act.

            27. AMENDMENT; WAIVER. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            28. MISCELLANEOUS. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The headings, captions and footers in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            29. ATTORNEYS' FEES. In any litigation, arbitration or court proceeding between the Company and the Holder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing or interpreting the terms of this Warrant.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf by one of its officers thereunto duly authorized.

Dated:                                          QUESTCOR PHARMACEUTICALS, INC.



                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                   ASSIGNMENT

            For value ____________________________ hereby sell(s), assign(s) and transfer(s) unto __________________ (Please insert social security or other Taxpayer Identification Number of assignee: _____________________) the attached original, executed Warrant to purchase __________________ share of Common Stock of Questcor Pharmaceuticals, Inc., a California corporation (the "Company"), and hereby irrevocably constitutes and appoints __________________ attorney to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

            In connection with any transfer of the Warrant within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Warrant is being transferred:

            [ ] To the Company or a subsidiary thereof; or

            [ ] To a QIB pursuant to and in compliance with Rule 144A; or

            [ ] To an "accredited investor" (as defined in Regulation D under the 1933 Act) pursuant to and in compliance with the 1933 Act; or

            [ ] Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Warrant is not being transferred to an "affiliate" (as defined in Rule 144 under the 1933 Act) of the Company.

            [ ] The transferee is an affiliate of the Company.

            Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Warrant.

Dated:                                       NAME:
       ----------------------                      ----------------------------

                                             ----------------------------------
                                             Signature(s)

                                                                       EXHIBIT 1

                              FORM OF SUBSCRIPTION

                         QUESTCOR PHARMACEUTICALS, INC.

                   (To be signed only on exercise of Warrant)

TO:         Questcor Pharmaceuticals, Inc.
            3260 Whipple Road
            Union City, California 94587

            Attention:  Chief Financial Officer

            Facsimile No.: (510) 400-0715

            1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to shares (the "Exercise Shares") of Common Stock, as defined in the Warrant, of Questcor Pharmaceuticals, Inc., a California corporation (the "Company").

            2. The undersigned Holder (check one):

            - (a) elects to pay the Aggregate Purchase Price for such shares of Common Stock (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the
                  amount of $    , or (ii) by wire transfer of United States
                  funds to the account of the Company in the amount of $    ,
                  which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

                  or

            - (b) elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 2(b) of the Warrant.

            3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

                                      1-1

            Name:
                     ---------------------------------------------------

            Address:
                     ---------------------------------------------------



            Social Security or Tax Identification Number (if any):

                      ------------------------------


Dated:
       ----------------------      --------------------------------------------
                                   (Signature must conform to name of Holder as
                                      specified on the face of the Warrant)

                                   --------------------------------------------


                                   --------------------------------------------
                                                    (Address)


                                      1-2